Exhibit 99.1

Local Corporation Reports Fourth Quarter and

Full Year 2014 Financial Results

-	Achieves key mobile search and programmatic product milestones

IRVINE, Calif., Feb. 27, 2015 — Local Corporation (NASDAQ: LOCM), a leading local search and advertising technology company, reported the financial results for its fourth quarter and fiscal year ended Dec. 31, 2014.

“Our final 2014 financial results were consistent with our preliminary announcement,” said Fred Thiel, Local Corporation chairman and CEO. “We were disappointed with our revenue. However, the transformation we began in mid-year 2014 has already produced several significant milestones in our initiatives to grow our mobile search market share; to monetize our audience through programmatic media buying; to attract advertisers by ensuring the highest traffic quality; and to increase our audience across all our platforms. We are excited about our progress and will continue to invest in innovation to drive long-term profitable growth.”

Recent Highlights

•	Mobile Search efforts resulted in onboarding of additional nQuery™ users, including a top five global carrier in early 2015. The company launched with multiple carriers across 18 countries. nQuery will be exhibited at Mobile World Congress, the largest global mobile industry event to be held in early March 2015.

•	Programmatic Media Buying achieved two major operational milestones. The company built a proprietary cross-platform data tracking tool and completed the infrastructure platform to initiate real-time bidding, audience extension and search retargeting on behalf of advertisers to leverage valuable first party search intent data across all the company’s platforms.

•	Traffic Quality achieved 100% nTegrity™ coverage of the Network syndication traffic effective Jan. 1, 2015. To date, the nTegrity platform has already delivered a substantial increase in traffic quality scores from advertising partners.

•	Audience Engagement improved for newly launched category pages that increase the breadth and depth of content and expand the Owned and Operated (O&O) user experience.

Fourth Quarter Results: Dec. 31, 2014 compared to Sep. 30, 2014

Fourth quarter 2014 total revenue was $16.3 million. Network revenue increased 21% to $7.8 million. However, this was more than offset by O&O revenue, which decreased by $3.2 million to $8.5 million due to changes in traffic sources and editorial requests from ad partners resulting in lower than anticipated traffic and monetization. During the quarter, the company achieved higher margins of 26%, which contributed positively to its bottom line, due to the Network business’ focus on delivering more quality clicks and the continued enforcement of publisher contract terms and conditions associated with that strategy. For the fourth quarter, the company realized a net loss of $35,000 and posted Adjusted EBITDA* of $238,000, positive for the eighth consecutive quarter.

*

Adjusted EBITDA is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on derivatives’ revaluation; net income (loss) from discontinued operations; accrued lease liability/asset; settlement accrual; finance related charges; LEC reserve; and severance charges. See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

Ken Cragun, Local Corporation CFO, stated, “We are focused on monetizing our audience across all platforms. By expanding with new channels and into new global markets, we are building more consistent revenue streams. We believe we will hit our stride in mid-2015 and begin to ramp up revenue in mid-year. As such, we expect to exit the year with a higher revenue run rate and in a better position to return value to shareholders.”

Fourth Quarter 2014 Metric Review

Fourth quarter 2014 monthly unique visitors (MUV) were 59 million, compared to 66 million in the third quarter of 2014 and 80 million in the fourth quarter of 2013. O&O properties, primarily driven by the company’s flagship site, Local.com, delivered revenue per thousand visitors (RKV) of $186. RKV was $201 in the third quarter of 2014 and $178 in the fourth quarter of 2013.

Through Dec. 31, 2014, the MUV count has included visitors only from O&O properties. Management intends to report expanded visitor metrics for Network and mobile search going forward.

Full Year Results: Dec. 31, 2014 compared to Dec. 31, 2013

Full year 2014 total revenue was $83.1 million, compared to $94.4 million the prior year. Network revenue was $39.0 million and O&O revenue was $44.1 million. Net loss was $5.5 million, or $0.24 per share, improving from $10.4 million, or $0.45 per share. Adjusted EBITDA* was $2.4 million, or $0.10 per diluted share, compared to $4.5 million, or $0.20 per diluted share.

Cash Balance

At Dec. 31, 2014, the company had cash of $2.4 million, compared to $5.1 million at Dec. 31, 2013. During 2014, cash provided by operations was $4.7 million. Also the company repaid $4.3 million of debt and invested $3.5 million in product development.

2015 Financial Guidance

Financial guidance for 2015 remains consistent with that provided on Jan. 12, 2015. Revenue is expected to be in the range of $82 million to $86 million. Adjusted EBITDA is expected to be in the range of $3 million to $4 million, or between $0.13 per diluted share and $0.17 per diluted share, assuming diluted weighted average shares of 24 million.

Projected 2015 Adjusted EBITDA Factors,

•	Interest expense of $1.1 million

•	Income tax provision of $100,000

•	Depreciation expense of $4.5 million

•	Amortization expense of $150,000

•	Stock compensation expense of $600,000

•	Warrant and conversion option revaluation expense items are undeterminable, but may be significant non-cash gains or losses**

**	The valuation of the warrant liability and the conversion option liability is based in large part on the underlying price and volatility of the company’s common stock during the period. Since the company cannot predict this, the company cannot project the non-cash gain or loss in connection with these warrants and the conversion option, and therefore, cannot reasonably project its GAAP net income (loss). Therefore, the company cannot provide GAAP guidance, but does report GAAP results.

Subsequent to Quarter-end Receipt of NASDAQ Notice of Bid Price Deficiency

On Feb. 25, 2015, the company received a deficiency letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based on the company’s closing bid price for the last 30 consecutive business days, the company does not comply with the minimum bid price requirement of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2). The notification has no immediate effect on the listing of the company’s common stock on The NASDAQ Capital Market.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the company has a grace period of 180 calendar days, or until Aug. 24, 2015, to regain compliance with the minimum closing bid price requirement for continued listing. In order to regain compliance, the minimum closing bid price per share of the company’s common stock must be at least $1.00 for a minimum of 10 consecutive business days. In the event the company does not regain compliance by August 24, 2015, the company may be afforded an additional 180-day compliance period, provided it demonstrates that it meets all other applicable standards for initial listing on The NASDAQ Capital Market (except the bid price requirement), and provides written notice of its intention to cure the minimum bid price deficiency during the second grace period, by effecting a reverse stock split, if necessary. If the company fails to regain compliance after the second grace period, the company’s stock will be subject to delisting by NASDAQ.

The company is considering actions that it may take in response to this notification in order to regain compliance with the continued listing requirements.

Fourth Quarter 2014 Conference Call Information

Chairman and CEO Fred Thiel and CFO Ken Cragun will host a conference call and simultaneous webcast discuss these results:

Date:	Friday, Feb. 27, 2015
Time:	7:30 a.m. PT (10:30 a.m. ET)
Listen via the internet:	Local Corporation website at: http://ir.local.com
Access webcast replay:	Available for at least 90 days on the company’s website
Participate via phone:	1-855-235-8301 or 1-315-625-6982, passcode # 77915525
Access phone replay:	1-855-859-2056 or 1-404-537-3406, passcode # 77915525, for up to 24 hours starting at 1 p.m. ET the day of the call

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading local search and advertising technology company that aggregates and curates the most relevant and rich personalized content and presents it to millions of consumers wherever and however they search for information, while providing significant reach and value to the company’s advertisers and partners. For more information, visit: http://www.localcorporation.com or visit the company’s flagship site: http://www.local.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘project,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to purchase advertising from third parties to drive users to our sites and consumers to the sites of our advertisers, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies and our Krillion local shopping technologies, our ability to maintain and grow the number of Network partner sites and the aggregate levels of user traffic from such Network partner sites while also maintaining the quality level of such traffic, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to adapt to policy and technological changes promulgated by our advertising partners and traffic acquisition partners, our ability to raise additional capital to operate our business as needed and on terms that are acceptable to us, if at all,, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, the possibility of impairment of assets associated with the businesses we have acquired, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, our ability to successfully assert our intellectual property rights, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of “Adjusted EBITDA” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on derivatives’ revaluation; net income (loss) from discontinued operations; accrued lease liability/asset; settlement accrual; finance related charges; LEC reserve and severance charges. Adjusted EBITDA, as defined above, is not a measurement under GAAP. Adjusted EBITDA is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted EBITDA is set forth at the end of this press release.

Management believes that Adjusted EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, net income (loss) from discontinued operations, derivatives’ revaluation charges; accrued lease liability/asset; settlement accrual; finance related charges; LEC reserve and severance charges which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted EBITDA in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted EBITDA is that it excludes items that often have a material effect on the company’s net income (loss) and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted EBITDA in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted EBITDA provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income (loss) or earnings (loss) per share.

Investor Relations Contact: Kirsten Chapman LHA 415-433-3777 local@lhai.com	Media Relations Contact: Cameron Triebwasser Local Corporation 949-789-5223 ctriebwasser@local.com

LOCAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$2,438	$5,069
Accounts receivable, net of allowances of $508 and $533, respectively	8,426	17,298
Escrow receivable	—	390
Prepaid expenses and other current assets	449	957

Total current assets	11,313	23,714
Property and equipment, net	5,650	6,073
Goodwill	19,281	19,281
Intangible assets, net	1,752	2,439
Long-term receivable, net of allowances of $3,431 and $3,431, respectively	—	—
Deposits	72	72

Total assets	$38,068	$51,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,669	$12,786
Accrued compensation	940	1,462
Deferred rent	116	323
Warrant liability	156	537
Other accrued liabilities	1,474	2,403
Revolving line of credit	4,883	7,342
Current portion of term loan	—	1,500
Senior secured convertible notes, net of discount of $383	4,630	—
Deferred revenue	109	202

Total current liabilities	21,977	26,555

Long-term portion of term loan	—	375
Senior secured convertible notes, net of discount of $1,533	—	4,017
Deferred income taxes	480	347

Total liabilities	22,457	31,294

Commitments, contingencies and subsequent events

Stockholders’ equity (deficit):
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; issued and outstanding 23,294 and 23,038 at December 31, 2014 and 2013, respectively	—	—
Additional paid-in capital	125,076	124,249
Accumulated deficit	(109,465)	(103,964)

Stockholders’ equity	15,611	20,285

Total liabilities and stockholders’ equity	$38,068	$51,579

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	3 Months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Revenue	$16,285	$26,805	$83,120	$94,396

Operating Expenses:
Cost of revenues	12,035	20,288	63,580	68,541
Sales and marketing	1,846	2,610	7,984	10,029
General and administrative	2,078	3,948	10,708	13,633
Research and development	1,414	1,654	5,677	6,554
Amortization of intangibles	119	225	688	912
Income from settlement of patent licensing	—	—	(700)	—

Total operating expenses	17,492	28,725	87,937	99,669

Operating income (loss)	(1,207)	(1,920)	(4,817)	(5,273)
Interest and other income (expense), net	(537)	(522)	(2,183)	(2,321)
Change in fair value of conversion option and warrant liability	1,031	871	918	1,100

Loss from continuing operations before income taxes	(713)	(1,571)	(6,082)	(6,494)
Provision for income taxes	32	18	129	139

Net loss from continuing operations	(745)	(1,589)	(6,211)	(6,633)
Loss from discontinued operations (net of taxes)	710	(90)	710	(3,729)

Net loss	$(35)	$(1,679)	$(5,501)	$(10,362)

Per share data:

Basic net loss per share from continuing operations	$(0.03)	$(0.07)	$(0.27)	$(0.29)

Basic net loss per share from discontinued operations	$0.03	$(0.00)	$0.03	$(0.16)

Basic net loss per share	$(0.00)	$(0.07)	$(0.24)	$(0.45)

Diluted net loss per share from continuing operations	$(0.03)	$(0.07)	$(0.27)	$(0.29)

Diluted net loss per share from discontinued operations	$0.03	$(0.00)	$0.03	$(0.16)

Diluted net loss per share	$(0.00)	$(0.07)	$(0.24)	$(0.45)

Basic weighted average shares outstanding	23,287	23,037	23,243	22,862
Diluted weighted average shares outstanding	23,287	23,037	23,243	22,862

LOCAL CORPORATION

Supplemental Consolidated Statements of Operations Information

Revenue Breakdown

(in thousands)

(Unaudited)

	For the three months ended December 31,		For the three months ended September 30,	For the year ended December 31,
	2014	2013	2014	2014	2013
Owned & Operated	$8,446	$10,701	$11,673	$44,138	$43,880
Network	7,839	16,104	6,468	38,982	50,516

Revenue	$16,285	$26,805	$18,141	$83,120	$94,396

LOCAL CORPORATION

Supplemental Consolidated Statements of Operations Information

Stock-based Compensation Expense *

(in thousands, except per share data)

(Unaudited)

	Three Months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Cost of revenues	$13	$19	$45	$104
Sales and marketing	16	60	92	392
General and administrative	87	105	562	892
Research and development	17	23	68	231

Total stock-based compensation expense	$133	$207	$767	$1,619

Net stock-based compensation expense per share:
Basic	$0.01	$0.01	$0.03	$0.07

Diluted	$0.01	$0.01	$0.03	$0.07

*	- Excludes impact of stock-based compensation expense recognized in discontinued operations.

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(5,501)	$(10,362)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	4,572	5,077
Provision for doubtful accounts	855	2,330
Stock-based compensation expense	767	1,638
Non-cash interest expense	1,150	649
Loss on exchange of warrants	—	723
Change in fair value of conversion option and warrant liability	(918)	(1,100)
Deferred income taxes	133	130
Impairment of goodwill and intangible assets	—	3,051
Changes in operating assets and liabilities:
Accounts receivable	8,017	(7,078)
Note receivable	—	319
Long-term receivable	—	(137)
Prepaid expenses and other	508	51
Other non-current assets	—	(14)
Accounts payable and accrued liabilities	(4,775)	5,927
Deferred revenue	(93)	(1)

Net cash provided by operating activities	4,715	1,203

Cash flows from investing activities:
Capital expenditures	(3,462)	(3,580)
Decrease in restricted cash	—	42
Proceeds from escrow payout	390	—

Net cash used in investing activities	(3,072)	(3,538)

Cash flows from financing activities:
Proceeds from the exercise of options	111	5
Proceeds from issuance of senior secured convertible notes and warrants	—	5,000
Proceeds from the issuance of common stock	—	20
Proceeds from revolving credit facility, net	(2,459)	342
Payment of term loan	(1,875)	(1,125)
Payment of financing related costs	(51)	(534)

Net cash (used in) provided by financing activities	(4,274)	3,708

Net (decrease) increase in cash	(2,631)	1,373
Cash, beginning of year	5,069	3,696

Cash, end of year	$2,438	$5,069

Supplemental cash flow information:
Interest paid	$729	$626

Income taxes paid	$7	$7

Non-cash financing activities:
Derivative liabilities recorded in connection with the issuance of senior secured convertible notes	$—	$2,182

LOCAL CORPORATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Three months ended September 30,
	2014	2013	2014
Net loss	$(35)	$(1,679)	(1,308)
Plus interest and other income (expense), net	537	522	539
Plus provision for income taxes	32	18	—
Plus amortization of intangibles	119	225	119
Plus depreciation	957	1,120	1,124
Plus stock-based compensation	133	207	218
Less revaluation of derivatives	(1,030)	(871)	(285)
Plus net (income) loss from discontinued operations	(710)	90	—
Plus LEC reserve	—	1,721	—
Plus severance charges	235	—	—

Adjusted EBITDA	$238	$1,353	$407

Diluted Adjusted EBITDA per share	$0.01	$0.06	$0.02

Diluted weighted average shares	23,308	23,231	23,304

	Year ended December 31, 2014	Year ended December 31, 2013
Net loss	$(5,501)	$(10,362)
Plus interest and other income (expense), net	2,183	2,321
Plus provision for income taxes	129	139
Plus amortization of intangibles	687	912
Plus depreciation	3,885	3,896
Plus stock-based compensation	767	1,619
Less revaluation of derivatives	(918)	(1,100)
Plus net (income) loss from discontinued operations	(710)	3,729
Plus settlement accrual	—	550
Plus accrual for lease liability/(asset)	—	101
Plus finance related charges	—	236
Plus LEC reserve	—	1,721
Plus severance charges	1,841	771

Adjusted EBITDA	$2,363	$4,533

Diluted Adjusted EBITDA per share	$0.10	$0.20

Diluted weighted average shares	23,279	22,967

LOCAL CORPORATION

OPERATING HIGHLIGHTS

Monthly Unique Visitors (MUVs, millions)	For the three months ended December 31,		For the three months ended September 30,
	2014	2013	2014
Overall traffic	59	80	66
Organic traffic	18	26	12
Mobile traffic	21	31	17
Revenue per thousand visitors (RKV)	$186	$178	$201